UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

New Mountain Private Credit Fund

(Exact name of Registrant as specified in its charter)

Maryland	000-56694	99-6860731
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sale of Equity Securities.

In connection with the continuous private offering (the “Private Offering”) of New Mountain Private Credit Fund, a Maryland statutory trust (the “Company”), as of March 2, 2026, the Company sold an aggregate of 124,843 of its common shares of beneficial interest for the month of March (the “Shares”), for aggregate consideration of approximately $3.0 million at a price per Share equal to $23.87 (with the final number of shares being determined on March 25, 2026). The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 - Regulation FD Disclosure.

March 2026 Distribution

On March 25, 2026, the Board of Trustees of the Company declared a regular distribution in the amount of $0.19 per Share, payable to shareholders of record as of the open of business on March 31, 2026 to be paid on or about April 30, 2026.

This distribution will be paid in cash or reinvested in Shares for shareholders participating in the Company’s distribution reinvestment plan.

Item 8.01 - Other Events.

Net Asset Value

The net asset value (“NAV”) per Share as of February 28, 2026, as determined in accordance with the Company’s valuation policy, is $23.87.

As of February 28, 2026, the Company’s aggregate NAV was approximately $1,014.1 million, the fair value of its investment portfolio was approximately $2,062.4 million, and it had approximately $1,094.8 million of debt outstanding (at principal). The average debt-to-equity leverage ratio during February 2026 was approximately 1.07 times. As of February 28, 2026, the Company had approximately $1,435.0 million in committed debt capacity, with 100% in floating rate leverage, of which 79% was secured and 21% was unsecured, based on drawn amounts1.

 ________________

 1 Certain Notes are classified for the purposes of this filing as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

Status of Offering

The Company is currently offering Shares on a monthly basis as part of the Private Offering. The following table lists the Shares issued and total consideration for the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan. The Company intends to continue selling Shares in the Private Offering on a monthly basis.

Private Offering	Shares Issued	Total Consideration
Shares	124,843	$2,980,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN PRIVATE CREDIT FUND

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: March 26, 2026

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